Exhibit (h)(18)

SHAREHOLDER SERVICING AGREEMENT

EXHIBIT B

COMPENSATION

Class A Shares—Ivy Capital Appreciation Fund, Ivy Core Equity Fund, Ivy Cundill Global Value Fund, Ivy Energy Fund, Ivy European Opportunities Fund, Ivy Global Natural Resources Fund, Ivy International Growth Fund, Ivy International Core Equity Fund, Ivy Large Cap Growth Fund, Ivy Micro Cap Growth Fund, Ivy Mid Cap Growth Fund, Ivy Pacific Opportunities Fund, Ivy Science & Technology Fund, Ivy Small Cap Growth Fund and Ivy Tax-Managed Equity Fund

An amount payable on the first day of each month of $1.5042 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares— Ivy Asset Strategy Fund, Ivy Asset Strategy New Opportunities Fund, Ivy Balanced Fund, Ivy Dividend Opportunities Fund, Ivy International Balanced Fund, Ivy Real Estate Securities Fund, Ivy Small Cap Value Fund and Ivy Value Fund

An amount payable on the first day of each month of $1.5792 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares—Ivy Bond Fund, Ivy Global Bond Fund, Ivy High Income Fund, Ivy Municipal Bond Fund and Ivy Municipal High Income Fund

An amount payable on the first day of each month of $1.6958 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares – Ivy Limited-Term Bond Fund

An amount payable on the first day of each month of $1.6958 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month and, in addition, the Fund also pays WRSCO a monthly fee of $0.75 for each shareholder check it processes.

Class A Shares – Ivy Money Market Fund

An amount payment on the first day of each month of $1.75 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month and, in addition, the Fund also pays WRSCO a monthly fee of $0.75 for each shareholder check it processes.

Class B Shares—Ivy Capital Appreciation Fund, Ivy Core Equity Fund, Ivy Cundill Global Value Fund, Ivy Energy Fund, Ivy European Opportunities Fund, Ivy Global Natural Resources Fund, Ivy International Core Equity Fund, Ivy International Growth Fund, Ivy Large Cap Growth Fund, Ivy Micro Cap Growth Fund, Ivy Mid Cap Growth Fund, Ivy Pacific Opportunities Fund, Ivy Science & Technology Fund, Ivy Small Cap Growth Fund and Ivy Tax-Managed Equity Fund

An amount payable on the first day of each month of $1.5042 for each Class B account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares—Ivy Asset Strategy Fund, Ivy Asset Strategy New Opportunities Fund, Ivy Balanced Fund, Ivy Dividend Opportunities Fund, Ivy International Balanced Fund, Ivy Real Estate Securities Fund, Ivy Small Cap Value Fund and Ivy Value Fund

An amount payable on the first day of each month of $1.5792 for each Class B account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares—Ivy Bond Fund, Ivy Global Bond Fund, Ivy High Income Fund, Ivy Limited-Term Bond Fund, Ivy Municipal Bond Fund and Ivy Municipal High Income Fund

An amount payable on the first day of each month of $1.6958 for each Class B account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares – Ivy Money Market Fund

An amount payment on the first day of each month of $1.75 for each Class B account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares – Ivy Capital Appreciation Fund, Ivy Core Equity Fund, Ivy Cundill Global Value Fund, Ivy Energy Fund, Ivy European Opportunities Fund, Ivy Global Natural Resources Fund, Ivy International Core Equity Fund, Ivy International Growth Fund, Ivy Large Cap Growth Fund, Ivy Micro Cap Growth Fund, Ivy Mid Cap Growth Fund, Ivy Pacific Opportunities Fund, Ivy Science & Technology Fund, Ivy Small Cap Growth Fund and Ivy Tax-Managed Equity Fund

An amount payable on the first day of each month of $1.5042 for each Class C account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares—Ivy Asset Strategy Fund, Ivy Asset Strategy New Opportunities Fund, Ivy Balanced Fund, Ivy Dividend Opportunities Fund, Ivy International Balanced Fund, Ivy Real Estate Securities Fund, Ivy Small Cap Value Fund and Ivy Value Fund

An amount payable on the first day of each month of $1.5792 for each Class C account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares—Ivy Bond Fund, Ivy Global Bond Fund, Ivy High Income Fund, Ivy Limited-Term Bond Fund, Ivy Municipal Bond Fund and Ivy Municipal High Income Fund

An amount payable on the first day of each month of $1.6958 for each Class C account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares – Ivy Money Market Fund

An amount payment on the first day of each month of $1.75 for each Class C account of the Fund which was in existence during any portion of the immediately preceding month

Class E Shares—Ivy Capital Appreciation Fund, Ivy Core Equity Fund, Ivy Cundill Global Value Fund, Ivy Energy Fund, Ivy European Opportunities Fund, Ivy Global Natural Resources Fund, Ivy International Core Equity Fund, Ivy International Growth Fund, Ivy Large Cap Growth Fund, Ivy Mid Cap Growth Fund, Ivy Pacific Opportunities Fund, Ivy Science & Technology Fund and Ivy Small Cap Growth Fund

An amount payable on the first day of each month of $1.5042 for each Class E account of the Fund which was in existence during any portion of the immediately preceding month.

Class E Shares—Ivy Asset Strategy Fund, Ivy Asset Strategy New Opportunities Fund, Ivy Balanced Fund, Ivy Dividend Opportunities Fund, Ivy International Balanced Fund, Ivy Real Estate Securities Fund, Ivy Small Cap Value Fund and Ivy Value Fund

An amount payable on the first day of each month of $1.5792 for each Class E account of the Fund which was in existence during any portion of the immediately preceding month.

Class E Shares—Ivy Bond Fund, Ivy Global Bond Fund, Ivy High Income Fund and Ivy Limited-Term Bond Fund

An amount payable on the first day of each month of $1.6958 for each Class E account of the Fund which was in existence during any portion of the immediately preceding month.

Class E Shares – Ivy Money Market Fund

An amount payment on the first day of each month of $1.75 for each Class E account of the Fund which was in existence during any portion of the immediately preceding month

Class I Shares —All Funds except Ivy Managed European/Pacific Fund, Ivy Managed International Opportunities Fund and Ivy Money Market Fund

An amount payable on the first day of each month equal to 1/12 of .15 of 1% of the average daily net assets of the Class for the preceding month.

Class R Shares – Ivy Asset Strategy Fund, Ivy Asset Strategy New Opportunities Fund, Ivy Global Natural Resources Fund, Ivy Large Cap Growth Fund, Ivy Mid Cap Growth Fund, Ivy Real Estate Securities Fund, Ivy Science & Technology Fund and Ivy Small Cap Growth Fund

An amount payable on the first day of each month equal to 1/12 of .25 of 1% of the average daily net assets of the Class for the preceding month.

Class Y Shares —All Funds except Ivy Managed European/Pacific Fund and Ivy Managed International Opportunities Fund

An amount payable on the first day of each month equal to 1/12 of .15 of 1% of the average daily net assets of the Class for the preceding month.

All Classes—Ivy Managed European/Pacific Fund and Ivy Managed International Opportunities Fund

No fee is charged to Ivy Managed European/Pacific Fund and Ivy Managed International Opportunities Fund as compensation for services rendered under this Shareholder Servicing Agreement. These Funds do, however, reimburse any “out-of-pocket” expenses incurred by WRSCO in the performance of its duties under this Agreement.

Reduction Based on Number of Accounts

The above-referenced per account fees for Class A, Class B, Class C and Class E shall be reduced if the total number of accounts for which WRSCO provides shareholder services reaches the following levels:

A reduction of 5% of the per account fee for the number of accounts in excess of 2.5 million but less than 3.0 million; and

A reduction of 10% of the per account fee for the number of accounts in excess of 3.0 million.

When considering the total number of accounts for the purpose of the reductions listed above, Class A, Class B, Class C and Class E accounts in each of Ivy Funds and Waddell & Reed Advisors Funds are included. Accounts in Class I, Class R and Class Y of each such Fund and Waddell & Reed InvestEd accounts are excluded.

Networking Fees

The above-referenced per account fees shall be reduced for certain networked accounts to $6.00 per account on an annualized basis computed and payable on the first day of each month for each account which was in existence during any portion of the immediately preceding month with the Funds bearing the remainder of the costs charged by the financial services companies. If the aggregate annual rate of the WRSCO transfer agent fee and the costs charged by the financial services companies exceed $18.00 per account for a Fund, the amount in excess of $18.00 will be reimbursed to the Fund by WRSCO.

Omnibus and/or Recordkeeping Fees

The Funds shall bear the costs charged by unaffiliated third parties for providing recordkeeping and other administrative services with respect to accounts of participants in retirement plans or other beneficial owners of Fund shares whose interests are generally held in an omnibus account. If the annual rate of the third party per account charges for a Fund exceeds $18.00 or the annual fee that is based on average net assets exceeds 0.30 of 1% of the average daily net assets of a Fund the amount in excess of these caps will be reimbursed to the Fund by WRSCO.

Amended and Effective May 18, 2009 with respect to Ivy Municipal High Income Fund and Ivy Tax-Managed Equity Fund; Amended and Effective February 11, 2010 with respect to Ivy Asset Strategy New Opportunities Fund; Amended and Effective January 24, 2011 with merger of Ivy Mortgage Securities Fund into Ivy Bond Fund; Amended and Effective on June 9, 2011 with change to Class R shares